Exhibit 11

                              ANDERSEN GROUP, INC.
               Statement Re: Computation of Per Share Earnings for
                         the  Three and Nine Months Ended
                                November 30, 1998
                      (in thousands, except per share data)

                                Three Months Ended            Nine Months Ended
Calculation of Basic Earnings    November 30, 1998            November 30, 1998
                                 -----------------             -----------------

     Per Share:

Net income (loss)                    $  515                       $ (2,982)

Weighted average
     Number of shares outstanding
     during the period                1,941                          1,937
                                      -----                          -----

Earnings (loss) per share             $0.27                         ($1.54)
                                      =====                         ======

During the three and nine month periods ended  November 30, 1998, the effects of
conversations   of  common   stock   equivalent   securities   would  have  been
anti-dilutive.